Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-213677, 333-189360, 333-168584 and 333-158259) of Impax Laboratories, Inc. of our report dated October 7, 2016 relating to the special purpose combined financial statements of Certain Pharmaceutical Products of Teva Pharmaceutical Industries Limited, which appears in this Current Report on Form 8‑K/A of Impax Laboratories, Inc.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 19, 2016